Perpetual Limited

ME Portfolio Management Limited

Securitisation Fund
Bond Issue Direction -
SMHL Global Fund
2007-1

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

Table of contents

Clause		Page

1	Proposal to issue Notes	1

2	Portfolio of Mortgages to be held by the Trustee for the Securitisation Fund	2

3	Proceeds of Issue	2

4	Security Trust Deed, Enhancements and Hedges	3

5	Redraw Funding Facilities	3

6	Top-up Funding Facilities	3

7	Supplementary Bond Terms	3

8	Manager’s certifications	3

9	Disposal of Authorised Investments	4

10	Interpretation	4

11	Attorney	4

Annexure A - Portfolio of Mortgages

Annexure B - Supplementary Bond Terms Notice: Class A Notes and Class B Notes

Annexure C - Supplementary Bond Terms Notice: Liquidity Notes

page i

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

Date    29 May 2007

Securitisation Fund Bond Issue Direction -
SMHL Global Fund 2007-1

To:	Perpetual Limited
ABN 86 000 431 827
(Trustee)

From:	ME Portfolio Management Limited
ABN 79 005 964 134
(Manager)

1	Proposal to issue Notes

Pursuant to clause 7.2 of the trust deed dated 4 July 1994 (as amended from time to time) establishing the Superannuation Members’ Home Loans Trusts (Master Trust Deed), the Manager hereby proposes and directs in this Securitisation Fund Bond Issue Direction (Bond Issue Direction) that the Trustee on 5 June 2007 (or such later date as may be agreed between the Trustee and the Manager) (Bond Issue Date) will issue as trustee of the Securitisation Fund known as SMHL Global Fund 2007-1 (Securitisation Fund) the Notes (being comprised of five Classes) specified below (proposed Notes):

(a)	The name of each Class, total principal amount, denomination, total number and Subscription Amount of the proposed Notes are as follows:

(1)	(A)	Name of Class	Class A1

	(B)	Total principal amount	US$1,200,000,000

	(C)	Denomination	US$100,000 per Note

	(D)	Total number	12,000

	(E)	Subscription Amount	US$1,200,000,000

(2)	(A)	Name of Class	Class A2

	(B)	Total principal amount	€500,000,000

	(C)	Denomination	€100,000 per Note

	(D)	Total number	5000

	(E)	Subscription Amount	€500,000,000

(3)	(A)	Name of Class	Class A3

	(B)	Total principal amount	A$853,000,000

	(C)	Denomination	A$100,000 per Note

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

	(D)	Total number	8530

	(E)	Subscription Amount	A$853,000,000

(4)	(A)	Name of Class	Class B

	(B)	Total principal amount	A$64,000,000

	(C)	Denomination	A$100,000 per Note

	(D)	Total number	640

	(E)	Subscription Amount	A$64,000,000

(5)	(A)	Name of Class	SMHL Global Fund 2007-1 - Liquidity Notes

	(B)	Total principal amount	A$8,960,000

	(C)	Denomination	A$1.00 per Note

	(D)	Total number	8,960,000

	(E)	Subscription Amount	A$8,960,000

(b)
The proposed Notes will not constitute a Class separate from any other Notes previously issued by the Trustee as trustee of the Securitisation Fund but each Class will be a separate Class from each other Class.

2	Portfolio of Mortgages to be held by the Trustee for the Securitisation Fund

The initial Portfolio of Mortgages to be held by the Trustee as trustee of the Securitisation Fund pursuant to clause 7.8(f)(2) of the Master Trust Deed are specified in Annexure “A” hereto which currently forms part of the Superannuation Members’ Home Loans Warehousing Trust 2004-1 (SMHL WT2004-1).

3	Proceeds of Issue

(a)
For the purposes of clause 7.3(a)(6) of the Master Trust Deed and pursuant to clause 7.8(f)(1) of the Master Trust Deed, the Trustee shall (subject to clause 3(b)) hold as trustee of SMHL WT2004-1 an amount of the issue proceeds of the proposed Notes equal to A$3,200,000,000.78 of the aggregate Outstanding Principal Balance of the initial Portfolio of Loans secured by Mortgages comprised in Assets of the Securitisation Fund.

(b)
Pursuant to clause 7.10 of the Master Trust Deed, we direct you instead of holding A$8,960,000 of the issue proceeds referred to in clause 3(a) as trustee of SMHL WT2004-1, to issue to P.T. Limited (as nominee for you in your capacity as trustee of SMHL WT2004-1 Notes to the amount of A$8,960,000 comprised in the Class referred to in paragraph 1(a)(5) above.

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

4	Security Trust Deed, Enhancements and Hedges

For the purposes of clause 7.3(a)(7) of the Master Trust Deed:

(a)
a Security Trust Deed and a Payment Funding Facility (including the provision and maintenance of a funding portion representing 0.00% of the initial Outstanding Principal Balance of the Loans secured by Mortgages comprised in Assets of the Securitisation Fund) for the Securitisation Fund must be put in place prior to the Bond Issue Date;

(b)	there are no further Enhancements or Hedges which need to be effected prior to the Bond Issue Date.

5	Redraw Funding Facilities

For the purposes of clause 7.3(a)(8) of the Master Trust Deed it is the intention of the Manager that the Trustee may enter into one or more “redraw funding facilities” before, on or after the issue of the Notes. The liabilities of the Trustee under such facilities are to be secured under the Security Trust Deed.

6	Top-up Funding Facilities

For the purposes of clause 7.3(a)(8) of the Master Trust Deed it is the intention of the Manager that the Trustee may enter into one or more “top-up funding facilities” before, on or after the issue of the Notes. The liabilities of the Trustee under such facilities are to be secured under the Security Trust Deed.

7	Supplementary Bond Terms

The Supplementary Bond Terms for the proposed Notes are contained in the attached duly completed Supplementary Bond Terms Notices in Annexures “B” and “C”.

8	Manager’s certifications

For the purposes of clause 7.7(a) of the Master Trust Deed, but subject to the Master Trust Deed, the Manager certifies to the Trustee that:

(a)	this Bond Issue Direction, and each accompanying Supplementary Bond Terms Notice, complies with the Master Trust Deed; and

(b)	to the best of the Manager’s knowledge, the details of the initial Portfolio of Mortgages in Annexure “A” conform with the details in the relevant Register in respect of that Portfolio of Mortgages.

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

9	Disposal of Authorised Investments

For the purposes of clause 10.6(b) of the Master Trust Deed, the Manager confirms that the disposal of the Portfolio of Mortgages by the Trustee as trustee of SMHL WT2004-1 will not lead to a loss.

10	Interpretation

Each term used in this Bond Issue Direction that is not defined herein has the same meaning as in the Master Trust Deed and the attached Supplementary Bond Terms Notices.

11	Attorney

The attorney executing this notice states that he or she has no notice of, alteration to, or revocation or suspension of, the power of attorney appointing that attorney.

Dated:    29 May 2007

Signed by
ME Portfolio Management Limited
by its attorney in the
presence of:

/s/ Antonia Leung	/s/ Timothy D. Barton
Witness	Attorney

Antonia Leung	Timothy D. Barton
Name (please print)	Name (please print)

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

Annexure A - Portfolio of Mortgages

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

Annexure B - Supplementary Bond Terms Notice: Class A Notes and Class B Notes

Securitisation Fund Bond Issue Direction - SMHL Global Fund 2007-1

Annexure C - Supplementary Bond Terms Notice: Liquidity Notes